FORM OF NEW
                          INVESTMENT ADVISORY AGREEMENT

         This AGREEMENT is made by and between JULIUS BAER INVESTMENT FUNDS, a business trust organized under the law of The Commonwealth of Massachusetts (the "Trust"), on behalf of the Julius Baer Global Opportunistic Equity Fund (the "Fund") and JULIUS BAER INVESTMENT MANAGEMENT INC., a corporation organized under the laws of the state of Delaware (the "Adviser"), as of ____________, 2002.

         1.       INVESTMENT DESCRIPTION:  APPOINTMENT

         The Trust desires to employ the Fund's capital by investing and reinvesting in investments of the kind and in accordance with the limitations specified in the Trust's Master Trust Agreement, as the same may from time to time be amended, and in its Registration Statement as from time to time in effect, and in such manner and to such extent as may from time to time be approved by the Board of Trustees of the Trust. Copies of the Trust's
Registration Statement and Master Trust Agreement have been submitted to the Adviser. The Trust agrees to provide copies of all amendments to the Trust's Registration Statement and Master Trust Agreement to the Adviser on an on-going basis. The Trust desires to employ and hereby appoints the Adviser to act as investment adviser to the Fund. The Adviser accepts the appointment and agrees to furnish the services described herein for the compensation set forth below.

         2.       SERVICES AS INVESTMENT ADVISER

         Subject to the supervision and direction of the Board of Trustees of the Trust, the Adviser will act in accordance with the Trust's Master Trust Agreement, the Investment Company Act of 1940 and the Investment Advisors Act of 1940, as the same from time to time be amended, manage the Fund's assets in accordance with its investment objective and policies as stated in the Trust's Registration Statement as from time to time in effect, make investment decisions and exercise voting rights in respect of portfolio securities for the Fund and place purchase and sale orders on behalf of the Fund. In providing these services, the Adviser will provide investment research and supervision of the Fund's investments and conduct a continual program of investment, evaluation and, if appropriate, sale and reinvestment of the Fund's assets. In addition,


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the Adviser will furnish the Fund with whatever statistical information the Fund may reasonably request with respect to the securities that the Fund may hold or contemplate purchasing.

         Subject to the supervision and direction of the Board of Trustees of the Trust, the Adviser undertakes to perform the following administrative services to the extent that no other party is obligated to perform them on behalf of the Fund:

         (a) providing the Fund with office space (which may be the Adviser's own offices), stationery and office supplies,

         (b)  furnishing  certain  corporate  secretarial  services,   including
assisting in the preparation of materials for meetings of the Board of Trustees,

         (c) coordinating and preparation of proxy statements and annual and semi-annual reports to the Fund's shareholders,

         (d)  assisting  in the  preparation  of the  Fund's  tax  returns,

         (e) assisting in monitoring and developing compliance procedures for the Fund which will include, among other matters, procedures for monitoring compliance with the Fund's investment objective, policies, restrictions, tax matters and applicable laws and regulations, and

         (f) acting as liaison between the Fund and the Fund's independent public accountants, counsel, custodian or custodians, administrator and transfer and dividend-paying agent and registrar, and taking all reasonable action in the performance of its obligations under this Agreement to assure that all necessary information is made available to each of them.

         In performing all services under this Agreement, the Adviser shall act in conformity with applicable law, the Trust's Master Trust Agreement and By-Laws, and all amendments thereto, and the investment objective, investment policies and other practices and policies set forth

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in the  Trust's  Registration  Statement,  as such  Registration  Statement  and practices and policies may be amended from time to time.

         3.       BROKERAGE

         In executing transactions for the Fund and selecting brokers or dealers, the Adviser will use its best efforts to seek the best overall terms available. In assessing the best overall terms available for any Fund transaction, the Adviser will consider all factors it deems relevant including, but not limited to, breadth of the market in the security, the price of the security, the financial condition and execution capability of the broker or dealer and the reasonableness of any commission for the specific transaction on a continuing basis. In selecting brokers or dealers to execute a particular transaction and in evaluating the best overall terms available, the Adviser may consider the brokerage and research services (as those terms are defined in Section 28(e) of the Securities Exchange Act of 1934) provided to the Trust and also to other accounts over which the Adviser or an affiliate exercises investment discretion.

         4.       INFORMATION PROVIDED TO THE TRUST

         The Adviser will use its best efforts to keep the Trust informed of developments materially affecting the Fund, and will, on its own initiative, furnish the Trust from time to time whatever information the Adviser believes is appropriate for this purpose.

         5.       STANDARD OF CARE

         The Adviser shall exercise its best judgment in rendering the services described in paragraphs 2, 3 and 4 above. The Adviser shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Fund in connection with the matters to which this Agreement relates, provided that nothing herein shall be deemed to protect or purport to protect the Adviser against any liability to the Fund or its shareholders to which the Adviser would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence on its part in the performance of its duties from reckless disregard by it of its obligations and duties under this Agreement ("disabling conduct"). The Fund will indemnify the Adviser against, and hold it harmless from, any and all losses, claims, damages, liabilities or expenses (including reasonable counsel fees and expenses) resulting from any claim, demand, action or suit not resulting from disabling conduct by the Adviser. Indemnification shall be made only following (i) a final decision on the merits by a court or other body before whom the proceeding was brought that the person to be indemnified was not liable by reason of disabling conduct or (ii) in the absence of such a decision, a reasonable determination, based upon a review of the facts, that the person to be indemnified was not liable by reason of disabling conduct by (a) the vote of a majority of a quorum of non-party trustees who are not "interested persons" of the Trust or (b) an independent legal counsel in a written opinion.

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         6.       COMPENSATION

         In consideration of the services rendered pursuant to Section 2 of this Agreement, the Fund will pay the Adviser after the end of each calendar quarter while this Agreement is in effect a fee for the previous quarter calculated at an annual rate of 0.75 of 1.00% of the Fund's average daily net assets.

         Upon any termination of this Agreement before the end of a quarter, the fee for such part of that quarter shall be prorated according to the proportion that such period bears to the full quarterly period and shall be payable upon the date of termination of this Agreement. For the purpose of determining fees payable to the Adviser, the value of the Fund's net assets shall be computed at the times and in the manner specified in the Trust's Registration Statement as from time to time in effect.

         7.       EXPENSES

         The Adviser will bear all expenses in connection with the performance of its services under this Agreement, including compensation of and office space for its officers and employees connected with investment and economic research, trading and investment management and administration of the Fund, as well as the fees of all Trustees of the Trust who are affiliated with the Adviser or any of its affiliates. The Fund will bear certain other expenses to be incurred in its operation, including: organizational expenses; taxes, interest, brokerage costs and commissions; fees of Trustees of the Trust who are not officers, directors, or employees of the Adviser, the Fund's distributor or administrator or any of their affiliates; Securities and Exchange Commission fees; state Blue Sky qualification fees; charges of the custodian, any subcustodians, and transfer and dividend-paying agents; insurance premiums; outside auditing, pricing and legal expenses; costs of maintenance of the Trust's existence; costs attributable to investor services, including, without limitation, telephone and personnel expenses; costs of printing stock certificates; costs of preparing and printing prospectuses and statements of additional information for regulatory purposes and for distribution to existing shareholders; costs of shareholders' reports and meetings of the shareholders of the Fund and of the officers or Board of Trustees of the Trust; membership fees in trade associations; litigation and other extraordinary or non-recurring expenses. In addition, the Fund will pay fees pursuant to any Distribution Plan adopted under Rule 12b-1 of the Investment Company Act of 1940, as amended (the "1940 Act"), and pursuant to any Shareholder Services Plan.

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         8.       SERVICES TO OTHER COMPANIES OR ACCOUNTS

         The Trust understands that the Adviser now acts, will continue to act, or may in the future act, as investment adviser to fiduciary and other managed accounts or as investment adviser to one or more other investment companies, and the Trust has no objection to the Adviser so acting, provided that whenever the Fund and one or more other accounts or investment companies advised by the Adviser have available funds for investment, investments suitable and appropriate for each will be allocated in accordance with procedures believed to be equitable to each entity. Similarly, opportunities to sell securities will be allocated in an equitable manner. The Trust recognizes that in some cases this procedure may adversely affect the size of the position that may be acquired or disposed of for the Fund. In addition, the Trust understands that the persons employed by the Adviser to assist in the performance of the Adviser's duties hereunder will not devote their full time to such service and nothing contained herein shall be deemed to limit or restrict the right of the Adviser or any affiliate of the Adviser to engage in and devote time and attention to other businesses or to render services of whatever kind or nature.

         9.       TERM OF AGREEMENT

         This Agreement shall become effective on the later of ________, 2002 or the date this Agreement is approved by the shareholders of the Fund and shall continue for an initial two-year term and shall continue thereafter so long as such continuance is specifically approved at least annually by (i) the Board of Trustees of the Trust or (ii) a vote of a "majority" (as defined in the 1940
Act) of the Fund's outstanding voting securities, provided that in either event the continuance is also approved by a majority of the Board of Trustees who are not "interested persons" (as defined in the 1940 Act) of any party to this Agreement, by vote cast in person at a meeting called for the purpose of voting on such approval. This Agreement is terminable, without penalty, on 60 days' written notice, by the Board of Trustees of the Trust or by vote of holders of a majority of the Fund's shares, or upon 60 days' written notice, by the Adviser. This Agreement will also terminate automatically in the event of its assignment (as defined in the 1940 Act).

         10.      REPRESENTATION BY THE TRUST

         The Trust represents that a copy of its Master Trust Agreement, dated April 30, 1992, together with all amendments thereto, is on file in the office of the Secretary of the Commonwealth of Massachusetts.

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         11.      LIMITATION OF LIABILITY

         It is expressly agreed that the obligations of the Trust hereunder shall not be binding upon any of the Trustees, shareholders, nominees, officers, agents or employees of the Trust, personally, but bind only the trust property of the Fund, as provided in the Master Trust Agreement of the Trust. The execution and delivery of this Agreement have been authorized by the Trustees and the sole shareholder of the Fund shares and signed by an authorized officer of the Trust, acting as such, and neither such authorization by such Trustees and shareholder nor such execution and delivery by such officer shall be deemed to have been made by any of them individually or to impose any liability on any of them personally, but shall bind only the trust property of the Fund as provided in its Master Trust Agreement. The obligations of this Agreement shall be binding only upon the assets and property of the Fund and not upon the assets and property of any other sub-trust of the Trust.

         12.      MISCELLANEOUS

         If the Adviser ceases to act as investment adviser to the Fund, the Trust agrees that, at the request of the Adviser, the Trust's license to use "Julius Baer", or any variation thereof indicating a connection to either of those entities, will terminate and that the Trust will take all necessary action to change the names of the Trust and the Fund to names that do not include "Julius Baer" or any such variation.

         13.      ENTIRE AGREEMENT

         This Agreement constitutes the entire agreement between the parties hereto.

         14.      GOVERNING LAW

         This Agreement shall be governed by and construed and enforced in accordance with the laws of the state of New York without giving effect to the conflicts of laws principles thereof.

                                   * * * * *

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         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers as of the date first written above.



                       JULIUS BAER INVESTMENT FUNDS
                       On behalf of Julius Baer Global Opportunistic Equity Fund

                       By:
                           ---------------------------------
                       Name: Michael K. Quain
                       Title: President



                       JULIUS BAER INVESTMENT MANAGEMENT INC.


                       By:
                           ---------------------------------
                       Name:
                       Title:




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